UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2026
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RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.     Results of Operations and Financial Condition.
The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On February 19, 2026, the Company issued a press release regarding its financial results for its fiscal quarter and full year ended December 31, 2025. The full text of the Company’s press release is furnished herewith as Exhibit 99.1.
Item 8.01.     Other Events.
The Company’s Board of Directors approved the initiation of a cash dividend program and declared a quarterly cash dividend of $0.075 per share of outstanding capital stock that will be paid on on March 16, 2026 to stockholders of record as of the close of business on March 9, 2026. The Company intends to pay a cash dividend on a quarterly basis going forward, subject to market conditions and approval by the Company’s Board of Directors.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits

Exhibit	Description
99.1	Press release dated February 19, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 19, 2026

RINGCENTRAL, INC.

By:	/s/ Vaibhav Agarwal
Name:	Vaibhav Agarwal
Title:	Chief Financial Officer